UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Sancar Way, Suite 400

Research Triangle Park, NC 27709

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.03	MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS.

On September 15, 2023, Data443 Risk Mitigation, Inc. (the “Company”) was advised by the Nevada Secretary of State that it had accepted the Company’s filing of a Certificate of Change Pursuant to NRS 78.209, with a filing and effective date of September 14, 2023 (the “Certificate”). The Certificate effected a reverse stock split of its issued common stock in the ratio of 1-for-600 (the “Reverse Stock Split”). The action was approved by the Company’s Board of Directors and by a majority of the Company’s stockholders on September 7, 2023. The preferred stock of the Company was not changed.

Reason for the Reverse Stock Split

The Reverse Stock Split was effected to enable the Company to expeditiously meet the minimum price per share requirement for listing on The Nasdaq Capital Market, to which the Company has submitted an application to list its common stock and warrants.

Effective Date; Symbol; CUSIP Number

On September 19, 2023, the Financial Industry Regulatory Authority (“FINRA”) notified us that the Reverse Stock Split would become effective at the open of business on September 20, 2023 (the “Effective Date”), at which time the shares of the Company’s common stock began trading on a Reverse Stock Split-adjusted basis. As of the Effective Date, the new CUSIP Number for the Company’s common stock is 23804G401. In accordance with FINRA requirements, the Company’s stock symbol was temporarily changed to “ATDSD” on September 20, 2023, and will revert back to “ATDS” 20 businesss days thereafter.

Split Adjustment

On the Effective Date, the total number of shares of the Company’s common stock held by each stockholder was automatically converted into the number of whole shares of common stock equal to the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the Reverse Stock Split, divided by 600.

No Fractional Shares

No fractional shares were issued, and no cash or other consideration was paid. Instead, the Company issued one whole share of the post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares

Stockholders who hold their shares in electronic form at brokerage firms do not have to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders who hold paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

MADISON STOCK TRANSFER INC.

2500 Coney Island Ave, Sub Level

Brooklyn, New York 11223

Tel: 718-627-4453

Fax: 718-627-6341

info@madisonstocktransfer.com

Please contact Madison Stock Transfer Inc. for further information, related costs, and procedures before sending any certificates.

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State Filing

The Reverse Stock Split was effected by the Company filing the Certificate with the Secretary of State of the State of Nevada on September 14, 2023. A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Capitalization

The Company is authorized to issue 500,000,000 shares of common stock and 337,500 shares of preferred stock, which amount is unchanged as a result of the Reverse Stock Split. As a result of the Reverse Stock Split, the number of shares of the Company’s common stock oustanding was reduced from 61,713,168 shares of common stock outstanding to approximately 102,856 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split did not have any effect on the stated par value of the common stock or the preferred stock.

Each stockholder’s percentage ownership interest in the Company and proportional voting power remains unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that resulting from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock are substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split (to the extent they do not provide otherwise) were appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 600 and multiplying the exercise or conversion price thereof by 600, as a result of the Reverse Stock Split.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished with this Report:

Exhibit No.	Exhibit Description

3.1	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2023	DATA443 RISK MITIGATION, INC.

	BY:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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